Exhibit 24

THE J.M. SMUCKER COMPANY

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

Each undersigned officer and/or director of The J.M. Smucker Company, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint each of Timothy P. Smucker, Richard K. Smucker and M. Ann Harlan with full power of substitution and resubstitution, as attorney of the undersigned, to execute and file (i) a Registration Statement on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933, as amended, Common Shares of the Registrant issuable in connection with the Amended and Restated 1986 Stock Option Incentive Plan of the J.M. Smucker Company, the Amended and Restated 1989 Stock-Based Incentive Plan of the J.M. Smucker Company and the Amended and Restated 1997 Stock-Based Incentive Plan of the J.M. Smucker Company, (ii) any and all amendments, including post-effective amendments, and exhibits to the Form S-8 Registration Statement and (iii) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority with respect to the securities covered by the Form S-8 Registration Statement, with full power and authority to do and perform any and all acts and things whatsoever necessary, appropriate or desirable to be done in the premises, or in the name, place and stead of the said director and/or officer, hereby ratifying and approving the acts of said attorneys and any of them and any such substitute.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 24th day of May, 2004.

/s/ Timothy P. Smucker	/s/ Richard K. Smucker
Timothy P. Smucker Chairman, Co-Chief Executive Officer and Director	Richard K. Smucker President, Co-Chief Executive Officer, Chief Financial Officer and Director

/s/ Vincent C. Byrd	/s/ R. Douglas Cowan
Vincent C. Byrd Director	R. Douglas Cowan Director

/s/ Kathryn W. Dindo	/s/ Fred A. Duncan
Kathryn W. Dindo Director	Fred A. Duncan Director

/s/ Elizabeth Valk Long	/s/ Charles S. Mechem, Jr.
Elizabeth Valk Long Director	Charles S. Mechem, Jr. Director

/s/ Gary A. Oatey	/s/ William H. Steinbrink
Gary A. Oatey Director	William H. Steinbrink Director

/s/ Richard G. Jirsa
Richard G. Jirsa Vice President and Corporate Controller